Press Release

Contact:Matthew M. Partridge

Senior Vice President, Chief Financial Officer & Treasurer

(407) 904-3324

mpartridge@alpinereit.com

FOR IMMEDIATE RELEASE	Alpine Income Property Trust Reports Fourth Quarter and Full Year 2023 Operating Results

WINTER PARK, FL – February 8, 2024 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”) today announced its operating results and earnings for the quarter and year ended December 31, 2023.

Select Full Year 2023 Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.19 for the year ended December 31, 2023.
◾	Reported FFO per diluted share of $1.47 for the year ended December 31, 2023.
◾	Reported AFFO per diluted share of $1.49 for the year ended December 31, 2023.
◾	Acquired 14 net lease properties for total acquisition volume of $82.9 million at a weighted average going-in cash cap rate of 7.4%.
◾	Originated three first mortgage investments totaling $38.6 million of funding commitments at a weighted average initial yield of 9.1%.
◾	Sold 24 net lease properties for total disposition volume of $108.3 million at a weighted average exit cap rate of 6.3%, generating total gains of $9.3 million.
◾	Increased investment grade-rated tenant exposure to 65% as of December 31, 2023, up from 54% as of December 31, 2022.
◾	Raised approximately $12.4 million of net proceeds through the Company’s ATM offering program at a weighted average gross price of $18.96 per share.
◾	Repurchased 899,011 shares of the Company’s common stock at a weighted average gross price of $16.23 per share, for a total cost of $14.6 million.
◾	Paid cash dividends during the full year 2023 of $1.10 per share, representing a yield of 7.2% based on the closing price of the Company’s common stock on February 7, 2024.

Select Fourth Quarter 2023 Highlights

◾	Reported Net Income per diluted share attributable to the Company of $0.02 for the quarter ended December 31, 2023.
◾	Reported FFO per diluted share of $0.37 for the quarter ended December 31, 2023.
◾	Reported AFFO per diluted share of $0.38 for the quarter ended December 31, 2023.
◾	Acquired two retail net lease properties for total acquisition volume of $3.0 million, reflecting a weighted average going-in cash cap rate of 7.3%.

◾	Originated two first mortgage investments totaling $30.8 million of funding commitments at a weighted average initial yield of 9.2%.
◾	Sold two net lease properties for total disposition volume of $8.7 million at a weighted average exit cash cap rate of 7.3%, generating total gains of $1.6 million.
◾	Repurchased 594,790 shares of the Company’s common stock at a weighted average gross price of $16.01 per share, for a total cost of $9.5 million.
◾	Paid a common stock cash dividend of $0.275 per share.

CEO Comments

“We were opportunistic in 2023, creating value through core acquisitions and strategic dispositions, share repurchases, and more recently, originating first mortgage investments,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “We believe these transactions have us well-positioned to deliver strong earnings growth in 2024 and that our laddered debt maturity schedule and primarily fixed cost of debt will help ensure that our attractive current dividend yield remains well-covered.”

Quarterly Operating Results Highlights

The table below provides a summary of the Company’s operating results for the quarter ended December 31, 2023 (in thousands, except per share data):

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$11,581	$11,592	$ (11)	(0.1%)

Net Income	$370	$5,525	$ (5,155)	(93.3%)
Net Income Attributable to PINE	$335	$4,862	$ (4,527)	(93.1%)
Net Income per Diluted Share Attributable to PINE	$0.02	$0.34	$ (0.32)	(93.5%)

FFO (1)	$5,646	$5,304	$ 342	6.4%
FFO per Diluted Share (1)	$0.37	$0.37	$ 0.00	0.0%
AFFO (1)	$5,801	$5,763	$ 38	0.7%
AFFO per Diluted Share (1)	$0.38	$0.41	$ (0.03)	(7.3%)

Dividends Declared and Paid, per Share	$0.275	$0.275	$ 0.000	0.0%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Annual Operating Results Highlights

The table below provides a summary of the Company’s operating results for year ended December 31, 2023 (in thousands, except per share data):

	Year Ended December 31, 2023	Year Ended December 31, 2022	Variance to Comparable Period in the Prior Year
Total Revenues	$45,644	$45,191	$ 453	1.0%

Net Income	$3,266	$33,955	$ (30,689)	(90.4%)
Net Income Attributable to PINE	$2,917	$29,720	$ (26,803)	(90.2%)
Net Income per Diluted Share Attributable to PINE	$0.19	$2.17	$ (1.99)	(91.4%)

FFO (1)	$22,910	$23,718	$ (808)	(3.4%)
FFO per Diluted Share (1)	$1.47	$1.73	$ (0.26)	(15.0%)
AFFO (1)	$23,211	$24,236	$ (1,025)	(4.2%)
AFFO per Diluted Share (1)	$1.49	$1.77	$ (0.28)	(15.8%)

Dividends Declared and Paid, per Share	$1.100	$1.090	$ 0.010	0.9%
(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investments

During the three months ended December 31, 2023, the Company acquired two retail net lease properties for total acquisition volume of $3.0 million at a weighted average going-in cash cap rate of 7.3%. As of the acquisition date, the properties had a weighted average remaining lease term of 9.6 years.  The acquired properties are both located in Arkansas, leased to Family Dollar/Dollar Tree, and 100% of annualized cash base rents are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the year ended December 31, 2023, the Company acquired 14 net lease properties for total acquisition volume of $82.9 million at a weighted average going-in cash cap rate of 7.4%. As of the acquisition date, the properties had a weighted average remaining lease term of 8.7 years and were located in seven states. Approximately 66% of annualized cash base rents acquired are generated from a tenant or the parent of a tenant with an investment grade credit rating.

During the three months ended December 31, 2023, the Company originated two first mortgage investments with a total funding commitment of $30.8 million at a weighted average initial yield of 9.2%.

During the year ended December 31, 2023, the Company originated three first mortgage investments with a total funding commitment of $38.6 million at a weighted average initial yield of 9.1%.

The following table presents the Company's three mortgage investments as of December 31, 2023:

Description	Location	Collateral	Funding Commitment	Funded Balance	Coupon Rate	Initial Term
Land Development First Mortgage	Greenwood, IN	33-Acre Development Project Anchored by Wawa	$7.8 million	$7.0 million	8.50%	2 years
Land Development First Mortgage	Antioch, TN	5-Acre Development Project Anchored by Wawa & McDonald’s	$6.8 million	$4.6 million	11.00%	2 years
First Mortgage	Various	41 Retail Properties	$24.0 million	$24.0 million	8.75%	3 years
Total / Weighted Average			$38.6 million	$35.6 million	9.1%

On December 4, 2023, the Company entered into a revenue sharing agreement with a subsidiary of CTO Realty Growth, Inc. (“CTO”), its external manager, whereby the Company is expected to receive a share of the asset management and disposition management fees, leasing commissions, and other fees related to CTO’s management and administration of the 41-property portfolio that serves as collateral to the Company’s $24.0 million first mortgage (the “Revenue Sharing Agreement”). The Company’s share of the fees under the Revenue Sharing Agreement will be based on fees earned by CTO associated with the single tenant properties within the portfolio. The Company’s revenue from the Revenue Sharing Agreement is forecasted to be approximately $24,000 per month and will be reduced as single tenant properties within the portfolio are sold. The forecasted monthly revenue of $24,000 does not include potential revenue sharing income related to disposition management fees and leasing commissions.

Dispositions

During the three months ended December 31, 2023, the Company sold two net lease properties for total disposition volume of $8.7 million at a weighted average exit cash cap rate of 7.3%. The sale of the properties generated total gains of $1.6 million.

During the year ended December 31, 2023, the Company sold 24 net lease properties for total disposition volume of $108.3 million at a weighted average exit cash cap rate of 6.3%. The sale of the properties generated total gains of $9.3 million.

Property Portfolio

The Company’s property portfolio consisted of the following as of December 31, 2023:

Number of Properties	138
Square Feet	3.8 million
Annualized Base Rent	$38.8 million
Weighted Average Remaining Lease Term	7.0 years
States where Properties are Located	35
Occupancy	99.1%

% of Annualized Base Rent Attributable to Investment Grade Rated Tenants (1)(2)	65%
% of Annualized Base Rent Attributable to Credit Rated Tenants (1)(3)	89%

Any differences are a result of rounding.

(1)

Annualized Base Rent (“ABR”) represents the annualized in-place straight-line base rent required by the tenant’s lease. ABR is a non-GAAP financial measure.  We believe this non-GAAP financial measure is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the real estate portfolios and operating performance of REITs.

(2)

The Company defines an Investment Grade Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant.

(3)

The Company defines a Credit Rated Tenant as a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total annualized base rent as of December 31, 2023:

Tenant	Credit Rating (1)	% of Annualized Base Rent
Walgreens	BBB- / Ba2	12%

Lowe’s	BBB+ / Baa1	9%
Dick’s Sporting Goods	BBB / Baa3	9%
Dollar Tree/Family Dollar	BBB / Baa2	9%
Dollar General	BBB / Baa2	5%
Walmart	AA / Aa2	5%
Best Buy	BBB+ / A3	4%
At Home	CCC / Caa3	4%
Hobby Lobby	NR / NR	3%
Home Depot	A / A2	3%
LA Fitness	B- / B3	2%
Kohl’s	BB / Ba2	2%
Burlington	BB+ / Ba2	2%
Camping World	B+ / B2	2%
Other		29%
Total		100%

Any differences are a result of rounding.

(1)	Credit Rating is the available rating from S&P Global Ratings and/or Moody’s Investors Service, as of December 31, 2023.

The Company’s property portfolio consisted of the following industries as of December 31, 2023:

Industry		% of Annualized Base Rent
Dollar Stores		14%
Pharmacy		13%
Home Improvement		13%
Sporting Goods		12%
Home Furnishings		8%
General Merchandise		6%
Consumer Electronics		6%
Grocery		5%
Entertainment		5%
Off-Price Retail		4%
Health & Fitness		4%
Specialty Retail		3%
Automotive Parts		2%
Office Supplies		1%
Quick Service Restaurant		1%
Convenience Stores		1%
Farm & Rural Supply		1%
Casual Dining		<1%
Pet Supplies		<1%
Other (1)		< 1%
Total	23 Industries	100%

Any differences are a result of rounding.

(1)	Includes four industries collectively representing less than 1% of the Company’s ABR as of December 31, 2023.

The Company’s property portfolio included properties in the following states as of December 31, 2023:

State		% of Annualized Base Rent
New Jersey		12%
Texas		9%
New York		9%
Michigan		8%
Ohio		7%
Georgia		5%
Florida		5%
Illinois		4%
West Virginia		4%
Oklahoma		3%
Alabama		3%
Minnesota		3%
Kansas		3%
Arizona		2%
Wisconsin		2%
Louisiana		2%
Missouri		2%
Massachusetts		2%
Maryland		2%
Nevada		2%
South Carolina		2%
Pennsylvania		2%
Arkansas		1%
Connecticut		1%
Indiana		1%
New Mexico		1%
Nebraska		<1%
Maine		<1%
North Carolina		<1%
Washington		< 1%
South Dakota		< 1%
California		< 1%
Virginia		< 1%
Kentucky		< 1%
Mississippi		< 1%
Total	35 States	100%

Any differences are a result of rounding.

Capital Markets and Balance Sheet

During the quarter ended December 31, 2023, the Company completed the following notable capital markets activities:

◾	Repurchased 594,790 shares of the Company’s common stock on the open market under its previously authorized $15.0 million buyback program for a total cost of $9.5 million, or an average price of $16.01 per share.

During the year ended December 31, 2023, the Company completed the following notable capital markets activities:

◾	Issued 665,929 common shares under its ATM offering program at a weighted average gross price of $18.96 per share, for total net proceeds of $12.4 million.
◾	Repurchased 899,011 shares of the Company’s common stock on the open market under the previously authorized $15.0 million buyback program for a total cost of $14.6 million, or an average price of $16.23 per share.

The following table provides a summary of the Company’s long-term debt as of December 31, 2023:

Component of Long-Term Debt	Principal	Interest Rate	Maturity Date
2026 Term Loan (1)	$100.0 million	SOFR + 10 bps + [1.35% - 1.95%]	May 2026
2027 Term Loan (2)	$100.0 million	SOFR + 10 bps + [1.25% - 1.90%]	January 2027
Revolving Credit Facility (3)	$76.5 million	SOFR + 10 bps + [1.25% - 2.20%]	January 2027
Total Debt/Weighted Average Rate	$276.5 million	3.84%
(1)

As of December 31, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(2)

As of December 31, 2023, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 1.18% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

(3)

As of December 31, 2023, the Company utilized an interest rate swap to fix SOFR and achieve a fixed interest rate of 3.21% plus 0.10% and the applicable spread on $50 million of the outstanding balance on the Credit Facility.

As of December 31, 2023, the Company held a 91.8% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”).  There were 1,223,854 OP Units held by third parties outstanding and 13,659,207 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 14,883,061 as of December 31, 2023.

As of December 31, 2023, the Company’s net debt to Pro Forma EBITDA was 7.7 times, and as defined in the Company’s credit agreement, the Company’s fixed charge coverage ratio was 3.5 times. As of December 31, 2023, the Company’s net debt to total enterprise value was 51.1%. The Company calculates total enterprise value as the sum of net debt and the market value of the Company's outstanding common shares and OP Units, as if the OP Units have been redeemed for common shares.

Dividend

On November 21, 2023, the Company announced a $0.275 per share common stock cash dividend for the fourth quarter of 2023, payable on December 29, 2023 to stockholders of record as of the close of business on December 14, 2023. The fourth quarter 2023 cash dividend represents a payout ratio of 74.3% and 72.4% of the Company’s fourth quarter 2023 FFO per diluted share and AFFO per diluted share, respectively.

During the year ended December 31, 2023, the Company paid common stock cash dividends of $1.10 per share, a 0.9% increase over the Company’s full year 2022 common stock cash dividends. The dividends paid in 2023 represent payout ratios of 74.8% of full year 2023 FFO per diluted share and 73.8% of full year 2023 AFFO per diluted share.

2024 Outlook

The Company's outlook and guidance for 2024 assumes stable or improving economic activity, strong underlying business trends related to each of our tenants and other significant assumptions.

The Company’s outlook for 2024 is as follows:

	Outlook Range for 2024
	Low		High
Investments	$50 million	to	$80 million
Dispositions	$50 million	to	$80 million
FFO per Diluted Share	$1.51	to	$1.56
AFFO per Diluted Share	$1.53	to	$1.58
Weighted Average Diluted Shares Outstanding	14.9 million	to	14.9 million

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2023 on Friday, February 9, 2024, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/gtd9dd4u

Dial-In:https://register.vevent.com/register/BI528cf76e8c0445b8b9cdd986e4713b84

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, and other non-cash income or expense. Cash interest expense is also excluded from Pro Forma EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma EBITDA may not be comparable to similarly titled measures employed by other companies.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	December 31, 2023	December 31, 2022
ASSETS
Real Estate:
Land, at Cost	$149,314	$176,857
Building and Improvements, at Cost	328,993	322,510
Total Real Estate, at Cost	478,307	499,367
Less, Accumulated Depreciation	(34,714)	(22,313)
Real Estate—Net	443,593	477,054
Assets Held for Sale	4,410	—
Commercial Loans and Investments	35,080	—
Cash and Cash Equivalents	4,019	9,018
Restricted Cash	9,712	4,026
Intangible Lease Assets—Net	49,292	60,432
Straight-Line Rent Adjustment	1,409	1,668
Other Assets	17,045	21,233
Total Assets	$564,560	$573,431
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$5,197	$4,411
Prepaid Rent and Deferred Revenue	3,166	1,479
Intangible Lease Liabilities—Net	4,907	5,050
Long-Term Debt	275,677	267,116
Total Liabilities	288,947	278,056
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 13,659,207 shares issued and outstanding as of December 31, 2023 and 13,394,677 shares issued and outstanding as of December 31, 2022	137	134
Additional Paid-in Capital	243,690	236,841
Retained Earnings (Dividends in Excess of Net Income)	(2,359)	10,042
Accumulated Other Comprehensive Income	9,275	14,601
Stockholders' Equity	250,743	261,618
Noncontrolling Interest	24,870	33,757
Total Equity	275,613	295,375
Total Liabilities and Equity	$564,560	$573,431

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

 (In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Lease Income	$11,016	$11,592	$44,967	$45,191
Interest Income from Commercial Loans and Investments	525	—	637	—
Other Revenue	40	—	40	—
Total Revenues	11,581	11,592	45,644	45,191
Operating Expenses:
Real Estate Expenses	1,849	1,242	6,580	5,435
General and Administrative Expenses	1,478	1,414	6,301	5,784
Provision for Impairment	356	—	3,220	—
Depreciation and Amortization	6,472	6,332	25,758	23,564
Total Operating Expenses	10,155	8,988	41,859	34,783
Gain on Disposition of Assets	1,552	6,553	9,334	33,801
Gain (Loss) on Extinguishment of Debt	—	(443)	23	(727)
Net Income from Operations	2,978	8,714	13,142	43,482
Investment and Other Income	63	3	289	12
Interest Expense	(2,671)	(3,192)	(10,165)	(9,539)
Net Income	370	5,525	3,266	33,955
Less: Net Income Attributable to Noncontrolling Interest	(35)	(663)	(349)	(4,235)
Net Income Attributable to Alpine Income Property Trust, Inc.	$335	$4,862	$2,917	$29,720

Per Common Share Data:
Net Income Attributable to Alpine Income Property Trust, Inc.
Basic	$0.02	$0.39	$0.21	$2.48
Diluted	$0.02	$0.34	$0.19	$2.17
Weighted Average Number of Common Shares:
Basic	13,698,617	12,500,785	13,925,362	11,976,001
Diluted (1)	15,131,010	14,204,279	15,560,524	13,679,495

Dividends Declared and Paid	$0.275	$0.275	$1.100	$1.090

(1)

Includes the weighted average of 1,432,393 shares during the three months ended December 31, 2023, 1,635,162 shares during the year ended December 31, 2023, and 1,703,494 shares during the three months and year ended December 31, 2022 underlying OP Units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party, which OP Units were redeemed by PINE for an equivalent number of shares of common stock of PINE during the three months ended December 31, 2023.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income	$370	$5,525	$3,266	$33,955
Depreciation and Amortization	6,472	6,332	25,758	23,564
Provision for Impairment	356	—	3,220	—
Gain on Disposition of Assets	(1,552)	(6,553)	(9,334)	(33,801)
Funds from Operations	$5,646	$5,304	$22,910	$23,718
Adjustments:
Loss (Gain) on Extinguishment of Debt	—	443	(23)	727
Amortization of Intangibles to Lease Income	(118)	(80)	(417)	(328)
Straight-Line Rent Adjustment	(16)	(198)	(402)	(935)
COVID-19 Rent Repayments, Net	—	—	—	45
Non-Cash Compensation	80	74	318	310
Amortization of Deferred Financing Costs to Interest Expense	180	192	710	599
Other Non-Cash Expense	29	28	115	100
Adjusted Funds from Operations	$5,801	$5,763	$23,211	$24,236

FFO per Diluted Share	$0.37	$0.37	$1.47	$1.73
AFFO per Diluted Share	$0.38	$0.41	$1.49	$1.77

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma EBITDA

(Unaudited)

(In thousands)

Three Months Ended
December 31, 2023
Net Income	$370
Adjustments:
Depreciation and Amortization	6,472
Provision for Impairment	356
Gain on Disposition of Assets	(1,552)
Straight-Line Rent Adjustment	(16)
Non-Cash Compensation	80
Amortization of Deferred Financing Costs to Interest Expense	180
Amortization of Intangible Assets and Liabilities to Lease Income	(118)
Other Non-Cash Expense	29
Interest Expense, Net of Deferred Financing Costs Amortization	2,491
EBITDA	$8,292

Annualized EBITDA	$33,168
Pro Forma Annualized Impact of Current Quarter Acquisitions and Dispositions, Net (1)	849
Pro Forma EBITDA	$34,017

Total Long-Term Debt	$275,677
Financing Costs, Net of Accumulated Amortization	823
Cash and Cash Equivalents	(4,019)
Restricted Cash	(9,712)
Net Debt	$262,769

Net Debt to Pro Forma EBITDA	7.7x
(1)	Reflects the pro forma annualized impact on Annualized EBITDA of the Company’s acquisition and disposition activities during the three months ended December 31, 2023.